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Proposed Merger: ING American Funds Growth-Income Portfolio into ING Growth and Income Portfolio

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any Portfolio, nor is it a solicitation of any proxy. For information regarding any Portfolio, or to receive a free copy of a Prospectus/ Proxy Statement relating to a proposed merger (once a registration statement relating to the proposed merger has been filed with the SEC and becomes effective) please call ING Funds toll free at 1-800-992-0180. The Prospectus/Proxy Statement (when available) will contain important information about fund objectives, strategies, fees, expenses and risk considerations. The Prospectus/ Proxy Statement, shareholder reports and other information will also be available for free on the SEC’s website (www.sec.gov). Please read the Prospectus/Proxy Statement carefully before making any decision to invest or to approve any merger.

What change is being proposed?

A merger between ING American Funds Growth-Income Portfolio (“American Funds Growth-Income Portfolio”) and the ING Growth and Income Portfolio (“Growth and Income Portfolio”) on or about January 21, 2011, with each owner of shares of American Funds Growth-Income Portfolio becoming a shareholder of Class ADV of Growth and Income Portfolio. The Board of Trustees (the “Board”) of American Funds Growth-Income Portfolio approved this Reorganization on September 30, 2010, and recommends that shareholders of the Portfolio approve it.

Why is the merger being recommended?

This merger is one of several reorganizations designed to reduce the substantial overlap in funds offered in the ING Funds complex by consolidating ING Funds with similar or compatible investment strategies. The surviving funds were chosen after a review of many factors, including investment performance, expenses and investment strategies. The Board of Trustees of each Portfolio, including all of the Independent Trustees, determined that this merger is in the interests of such Portfolio’s shareholders.

We believe the merger offers shareholders the following potential benefits:

•      A lower expense ratio in the surviving portfolio

•      A larger asset base in the surviving portfolio, which is expected to provide greater investment opportunities

Is ING planning on closing other American Funds, or ending its relationship with American Funds?

No, this change is specific to the American Funds Growth-Income Portfolio. ING values its long-term relationship with American Funds as an investment partner, and fully intends to continue it. In fact, the unified ING boards have recently proposed the creation of two new American Funds portfolios for use in its variable annuity platform. Further information about this will be forthcoming at year-end.

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Officers and employees of DSL and/or ING Investments, their affiliates or other representatives of the Portfolios may be soliciting proxies from shareholders in favor of the transactions discussed below and other related matters. Information concerning persons who may be considered participants in the solicitation of Portfolio shareholders under SEC rules will be set forth in the Prospectus/Proxy statement to be filed with the SEC.

INVESTMENT MANAGEMENT

Not FDIC Insured | May Lose Value | No Bank Guarantee

Who manages the Growth and Income Portfolio?

The Portfolio is co-managed by Chris Corapi, Chief Investment Officer of the ING U.S. Equity Investment Team, who has over 25 years of investment experience, and Michael Pytosh, Co-Head of U.S. Equities and Senior Sector Analyst, Technology, who has 24 years of investment experience. Supporting the Portfolio Managers is a team of 29 investment professionals with 15 years average experience.

How is the Growth and Income Portfolio managed?

Stocks in the portfolio are selected through an intensive, fundamentally driven research process that evaluates company financial characteristics (for example, price-to-earnings ratios, growth rates and earnings estimates) and seeks to identify positive earnings momentum and positive valuation characteristics that are not reflected in their price. The portfolio is designed as a large-cap core holding that also offers broad exposure across sizes and regions in a risk-managed way.

What are some similarities and differences between American Funds Growth-Income Portfolio and Growth and Income Portfolio?

Both portfolios follow a similar investment strategy that emphasizes capital appreciation and income growth by investing primarily in U.S. common stocks. Growth and Income Portfolio emphasizes stocks of larger companies while looking to strategically invest in stocks of mid-sized companies. American Funds Growth-Income Portfolio also focuses on investments in larger capitalization companies, but the portfolio is not limited in capitalization size. For a detailed comparison of investment objectives and principal investment strategies, see the COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES in the Proxy Statement/Prospectus.

How do the management fees and other expenses of American Funds Growth-Income Portfolio compare to the Growth and Income Portfolio?

Here are the current and estimated net expenses of each Portfolio and the surviving Portfolio. Current expenses are based upon the operating expenses incurred by the Portfolios for the six-month period ended June 30, 2010. Pro forma fees show estimated fees of Growth and Income Portfolio after giving effect to the proposed Reorganization as adjusted to reflect contractual changes. Pro forma numbers are estimated in good faith and are hypothetical.

The table does not reflect expenses and charges that are, or may be, imposed under your Variable Contract. For information on these charges, please refer to the applicable Variable Contract prospectus, prospectus summary or disclosure statement. For detailed information about the Portfolios’ expenses, including each Portfolio’s management fees and distribution (12b-1) and shareholder servicing fees, please see the section titled “COMPARISON OF FEES AND EXPENSES” and the table titled “Annual Portfolio Operating Expenses” in the Proxy Statement/Prospectus.

			Growth and Income
	American Funds Growth-	Growth and Income	Portfolio (Class ADV)
	Income Portfolio (1) (2)	Portfolio (Class ADV)(1)	Pro Forma(2)
Total Annual Portfolio Net Operating Expenses	1.07%	1.10%	1.05%

(1)          This table shows the actual operating expenses for shares of both Portfolios, as a ratio of expenses to average daily net assets, including management fees, distribution and/or shareholder services (12b-1) fees, shareholder or administrative services fees, and other expenses as of June 30, 2010, as adjusted for contractual waivers and reimbursements, if any. The fiscal year end for each Portfolio is December 31.

(2)          ING Investments Distributor, LLC (“IID”) will be contractually obligated to waive 0.05% of the distribution fee for Class ADV shares of Growth and Income Portfolio through May 1, 2012. This distribution fee waiver will only renew if IID elects to renew it.

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How does the historical performance of the American Funds Growth-Income Portfolio compare to the Growth and Income Portfolio?

Below are the respective portfolios’ annual total returns for all common periods ended December 31, 2009. Because Growth and Income Portfolio ADV shares, established on 12/20/06, have a shorter performance history than American Funds Growth-Income Portfolio, Growth and Income Portfolio I shares — adjusted for the higher expenses of ADV Shares — are also included in the comparison. The Class ADV shares and Class I shares of the Growth and Income Portfolio invest in the same portfolio of securities, and so would have substantially similar performance. Past performance is not necessarily an indication of how the Portfolio will perform in the future. Please see the Proxy/Prospectus for more detailed performance information.

	1 Year	5 Years	10 Years	Since Inception [date]
American Funds Growth-Income Portfolio	30.57%	0.35%	N/A	3.19% [9/02/03]
Growth and Income Portfolio Class ADV	29.69%	N/A	N/A	(4.98)% [12/20/06]
Growth and Income Portfolio Class I (adjusted)	29.61%	1.00%	(2.67)%	[12/31/79]
S&P 500 Index(1)	26.46%	0.42%	(0.95)%

(1) The index returns do not reflect deductions for fees, expenses or taxes.

The performance quoted represents past performance and does not guarantee future results. Current performance may be lower or higher than the performance information shown. The investment return and principal value of an investment in the Portfolio will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost. You may obtain performance information current to the most recent month-end by visiting www.ingfunds.com. Returns for other share classes will vary due to different charges and expenses. Performance assumes reinvestment of distributions and does not account for taxes.

How will this merger affect existing shareholders of American Funds Growth-Income Portfolio?

This merger is designed to be seamless and transparent to existing shareholders of American Funds Growth-Income Portfolio. Shares will be redeemed in kind, it will not be a taxable event, and the expenses of the Reorganization will be borne by ING Investments.

Who do I contact for further information?

Shareholders with questions about the reorganization, or who want additional information regarding the proxy, should contact Shareholder Services or your Investment Professional.

You should consider the investment objectives, risks, and charges and expenses of the Portfolio(s) carefully before investing. The prospectuses/ prospectus summaries/ information booklets containing this and other information, can be obtained by contacting your local representative. Please read the information carefully before investing.

©2010 ING Investments Distributor, LLC, 230 Park Ave, New York, NY 10169

WWW.INGFUNDS.COM

FFOT-GIQA1010 (1010-100110 ex013111)

Portfolio Changes Effective January 21, 2011

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any Portfolio, nor is it a solicitation of any proxy. For information regarding any Portfolio, or to receive a free copy of a Prospectus/Proxy Statement relating to a proposed merger (once a registration statement relating to the proposed merger has been filed with the SEC and becomes effective) please call ING Funds toll free at 1-800-992-0180. The Prospectus/Proxy Statement (when available) will contain important information about fund objectives, strategies, fees, expenses and risk considerations. The Prospectus/Proxy Statement, shareholder reports and other information will also be available for free on the SEC’s website (www.sec.gov). Please read the Prospectus/Proxy Statement carefully before making any decision to invest or to approve any merger.

The following mergers and sub-adviser changes are scheduled to become effective on or about the close of business on Friday, January 21, 2011, pending shareholder approval.

Mergers	Current	Surviving
	ING American Funds Growth-Income Portfolio	ING Growth and Income Portfolio
	ING Lord Abbett Growth and Income Portfolio	ING Large Cap Value Portfolio
	ING Legg Mason ClearBridge Aggressive Growth Portfolio	ING LargeCap Growth Portfolio
	ING Morgan Stanley Global Tactical Asset Allocation Portfolio	ING American Funds World Allocation Portfolio
	ING BlackRock Large Cap Value Portfolio	ING T. Rowe Price Equity Income Portfolio

Sub-Adviser/ Strategy Changes	Current	After Sub-Adviser Change
	ING Marsico International Opportunities Portfolio	ING T. Rowe Price International Stock Portfolio*
	ING Oppenheimer Global Strategic Income Portfolio	ING Global Bond Portfolio
	ING Pioneer Equity Income Portfolio	ING Large Cap Value Portfolio

*       Pursuant to the Portfolio’s “Manager-of-Managers” exemptive relief, received from the Securities and Exchange Commission (“SEC”) and approved by the Portfolio’s shareholders, this change to a sub-adviser not affiliated with ING does not require shareholder approval.

Rationale for Portfolio Changes

•        These changes were designed to consolidate overlapping ING Funds into those with similar or compatible investment strategies, and to broaden the range of available investment categories, specifically making available non-U.S. equity and fixed income portfolios.

•        The mergers are expected to result in lower expense ratios and a larger asset base in the surviving portfolios.

•        These mergers and sub-adviser changes were determined to be in the interest of shareholders after a review by the ING Boards of several factors.

Officers and employees of DSL and/or ING Investments, their affiliates or other representatives of the Portfolios may be soliciting proxies from shareholders in favor of the transactions discussed below and other related matters. Information concerning persons who may be considered participants in the solicitation of Portfolio shareholders under SEC rules will be set forth in the Prospectus/Proxy statement to be filed with the SEC.

INVESTMENT MANAGEMENT

Not FDIC Insured | May Lose Value | No Bank Guarantee

Lower Expense Ratios

The portfolios being merged should result in lower fees for existing shareholders.

Total Net Expenses By Share Class(1)

Portfolio (new portfolio in bold)	Class ADV	Class 1	Class S	Class S2
ING American Funds Growth-Income Portfolio	1.07%	N/A	N/A	N/A
ING Growth and Income Portfolio (2)	1.05%	N/A	N/A	N/A
ING Legg Mason ClearBridge Aggressive Growth Portfolio	1.33%	0.83%	1.08%	1.23%
ING LargeCap Growth Portfolio	1.20%	0.60%	0.85%	1.00%
Lord Abbett Growth and Income Portfolio	1.36%	0.76%	0.94%	1.16%
ING Large Cap Value Portfolio (2)	1.29%	0.69%	0.94%	1.09%
ING Morgan Stanley Global Tactical Asset Allocation Portfolio	N/A	N/A	1.21%	N/A
ING American Funds World Allocation Portfolio (2)	N/A	N/A	1.21%	N/A
ING BlackRock Large Cap Value Portfolio	1.34%	0.74%	0.99%	1.14%
ING T. Rowe Price Equity Income Portfolio	1.25%	0.65%	0.90%	1.05%

For detailed information about the Portfolios’ expenses, including each Portfolio’s management fees and distribution (12b-1) and shareholder servicing fees, please see the section titled “COMPARISON OF FEES AND EXPENSES” and the table titled “Annual Portfolio Operating Expenses” in the Proxy Statement/Prospectus.

(1)          This table shows, for each applicable share class, the actual operating expenses of the listed Portfolios, as a ratio of expenses to average daily net assets, including management fees, distribution and/or shareholder services (12b-1) fees, shareholder or administrative services fees, and other expenses as of June 30, 2010, as adjusted for contractual waivers and reimbursements, if any. The fiscal year end for each Portfolio is December 31.

(2)          Subject to shareholder approval, Pro forma fees show estimated fees of the acquiring Portfolio after giving effect to the proposed Reorganization as adjusted to reflect contractual changes. The expense limitation agreement is contractual and shall renew automatically for a one-year term, unless ING Investments provides written notice of termination within ninety (90) days of the end of the then current term or upon termination of the investment management agreement. Pro forma numbers are estimated in good faith and are hypothetical.

Investment Strategy Overview

ING Growth and Income Portfolio

•        Seeks a combination of capital appreciation and dividend income

•        Invests primarily in U.S. large capitalization common stocks

•        Fundamentals-driven investment approach favors intensive research

ING LargeCap Growth Portfolio

•        Seeks long-term capital growth

•        Invests primarily in U.S. large capitalization common stocks

•        Focuses on companies with cash flow growth, sustainable competitive advantages, and the ability to manage for profitable growth

ING Large Cap Value Portfolio

•        Seeks long-term growth of capital and current income

•        Invests primarily in dividend paying, large-capitalization U.S. equity securities, focusing on those with above-average dividend yields

•        Valuation-based screening process evaluates companies according to criteria such as the quality of the current and future potential dividend yield

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ING American Funds World Allocation Portfolio

•        Seeks a tactical balance of U.S. and non-U.S., equity and fixed income investments representing a range of different asset classes

•        Invests in funds instead of individual securities

•        The current approximate target allocations among the underlying funds are 70% in equity securities and 30% in fixed income securities

ING T. Rowe Price Equity Income Portfolio

•        Seeks substantial dividend income as well as long-term growth of capital

•        Invests at least 65% of the portfolio in the common stocks of well-established companies paying above-average dividends

•        Focuses on companies that appear to be undervalued by various measures and may be temporarily out of favor, but have good prospects for capital appreciation and dividend growth

ING T. Rowe Price International Stock Portfolio

•        Invests substantially all of its assets in stocks outside the U.S., seeking broad diversification among developed and emerging countries, primarily in large capitalization companies

•        Seeks companies capable of achieving and sustaining above-average, long-term earnings growth

•        Bottom-up stock selection primarily drives sector and country allocations

ING Global Bond Portfolio

•        Seeks current income and total return from a blend of U.S. and non-U.S. fixed income securities

•        Broadly diversified among developed and emerging countries

•        Seeks to take advantage of changing market conditions by managing currency, sector and interest rate exposures

Investment Strategy Comparisons

Below are some of the differences between ING Legg Mason ClearBridge Aggressive Growth Portfolio and ING LargeCap Growth Portfolio

•        Large Cap Growth Portfolio recently changed its management and investment strategies. Effective June 12, 2010, the Portfolio changed its sub-adviser, portfolio managers and investment strategies, and was renamed from ING Wells Fargo Omega Growth Portfolio. On that date, ING Investment Management Co. was appointed as the Portfolio’s interim sub-adviser in replacement of Wells Capital Management Inc.

•        The Large Cap Growth Portfolio invests primarily in large-capitalization companies, while the Aggressive Growth Portfolio may invest a significant portion of its assets in small- to medium-sized companies.

•        The two Portfolios have different benchmarks: Russell 3000 Growth Index for ING Legg Mason ClearBridge Aggressive Growth and Russell 1000 Growth Index for ING Large Cap Growth.

•        Unlike the Large Cap Growth Portfolio, the Aggressive Growth Portfolio may use foreign currency exchange contracts as a principal investment strategy.

•        Here are the average annual total returns for the two Portfolios for the periods ended December 31, 2009:

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	1 Year (or life of Class)	5 Years (or life of Class)	10 Years (or life of Class)	Inception Date
Legg Mason ClearBridge Aggressive Growth Portfolio
Class ADV %	31.62	(1.04)	(1.18)	12/10/01
Russell 3000® Growth Index(1)%	37.01	1.58	1.10 (2)
S&P 500® Index(1)%	26.46	0.42	1.69 (2)
Class I %	32.31	(0.55)	(6.54)	11/28/97
Russell 3000® Growth Index(1)%	37.01	1.58	(3.79)
S&P 500® Index(1)%	26.46	0.42	(0.95)
Class S %	31.98	(0.80)	(0.94)	12/10/01
Russell 3000® Growth Index(1)%	37.01	1.58	1.10 (2)
S&P 500® Index(1)%	26.46	0.42	1.69 (2)

	1 Year (or life of Class)	5 Years (or life of Class)		10 Years (or life of Class)		Inception Date
Large Cap Growth Portfolio*
Class ADV %	41.57	4.28		N/A		12/29/06
Russell 1000® Growth Index(1)%	37.21	(1.89	)(2)	N/A
Class I %	42.73	7.43		N/A		05/02/05
Russell 1000® Growth Index(1)%	37.21	3.09	(2)	N/A
Class S %	42.45	4.81		5.29		05/03/04
Russell 1000® Growth Index(1)%	37.21	1.63		2.61	(2)
Class S2%	42.11	4.64		5.15		05/13/04
Russell 1000® Growth Index(1)%	37.21	1.63		2.61	(2)

* Large Cap Growth Portfolio’s total returns for the years presented below show performance of the Portfolio when it was managed by Wells, its sub-adviser prior to June 12, 2010, under its previous investment strategies that were different from its current investment strategies. The performance record below does not reflect the Portfolio’s current investment strategies or illustrate the performance by the Portfolio’s current sub-adviser, ING IM.

(1) The index returns do not reflect deductions for fees, expenses or taxes.

(2) Reflects index performance since the date closest to the Class’ inception for which data is available.

ING IM Large Cap Growth Composite

The table below is designed to show the performance of a composite of accounts that are managed by ING IM under strategies that are substantially similar to the large cap growth strategy that has been employed by Large Cap Growth Portfolio since ING IM began its management of the Portfolio as a sub-adviser on June 12, 2010. The ING Large Cap Growth Composite (“Composite”) is a composite of the performance of all actual fee-paying, fully discretionary accounts under management of ING IM for at least one month beginning January 1, 1983 that have investment objectives, policies and strategies that are substantially similar to those of Large Cap Growth Portfolio.

The accounts in the Composite do not necessarily pay the same expenses that Large Cap Growth Portfolio pays and are not necessarily subject to the diversification rules, tax restrictions and investment limits under the 1940 Act or Subchapter M of the Internal Revenue Code (“Code”). Returns would have been lower if the Composite had been subject to these expenses and may have been lower if the Composite had been subject to these regulations. The aggregate returns of the accounts in the

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Composite may not reflect the returns of any particular account of ING IM. The performance reflected in the Composite was calculated differently than the method used for calculating performance of mutual funds under SEC guidelines.

The returns for the Composite in the tables below are adjusted from gross returns for the projected expense ratio of 0.60% for Class I shares of Large Cap Growth Portfolio, and are shown for the year-to-date, one year, three-year, five-year, and ten-year periods through July 31, 2010, and for the last ten calendar years. The returns of the Composite shown in the tables are also compared with the performance record of Russell 1000® Growth Index. This information is intended to demonstrate the historical track record of ING IM. Past performance is not a guarantee of future results.

Returns through July 31, 2010 (%)(1)

	Year-To-Date	1-Year	3-Years	5-Years	10-Years
The Composite(2)	0.00	15.46	-1.58	1.81	-3.67
Russell 1000® Growth Index	-1.06	13.65	-4.25	0.80	-4.08

(1) Returns for periods greater than 1-year are shown as average annual total return.

(2) Returns of the Composite are adjusted for the projected expense ratio of 0.60% for Class I shares of Large Cap Growth Portfolio.

The performance quoted represents past performance and does not guarantee future results. Current performance may be lower or higher than the performance information shown. The investment return and principal value of an investment in the Portfolio will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost. You may obtain performance information current to the most recent month-end by visiting www.ingfunds.com. Returns for other share classes will vary due to different charges and expenses. Performance assumes reinvestment of distributions and does not account for taxes.

Please see the Proxy Statement/Prospectus for additional performance and risk information.

Below are some of the differences between ING Morgan Stanley Global Tactical Asset Allocation Portfolio and ING American Funds World Allocation Portfolio:

•                  The Global Tactical Asset Allocation Portfolio directly invests in portfolio securities, while the World Allocation Portfolio invests in a combination of other mutual funds.

•                  The World Allocation Portfolio’s current approximate target allocations are 70% equity securities and 30% fixed-income securities while the Global Tactical Asset Allocation Portfolio invests within 15% of its benchmark, a composite index comprised of 65% Morgan Stanley Capital International World IndexSM, 30% Barclays Capital U.S. Government/Credit Bond Index, and 5% Citigroup 3-Month T-Bill Index.

You should consider the investment objectives, risks, and charges and expenses of the Portfolio(s) carefully before investing. The prospectuses/ prospectus summaries/ information booklets containing this and other information, can be obtained by contacting your local representative. Please read the information carefully before investing.

General Risks: Exposure to financial and market risks that accompany investments in equities. Markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments. Small cap stocks may be more volatile and less liquid than stocks of larger more established companies.

These and other risks are described more fully in the Portfolio’s prospectus.

©2010 ING Investments Distributor, LLC, 230 Park Ave, New York, NY 10169

WWW.INGFUNDS.COM

FFOT-FNDCHGS1010 (1010-100110 ex013111)